Exhibit 99.4

BWAY PARENT COMPANY, INC. ANNOUNCES OFFERING BY BOE MERGER CORPORATION OF $375 MILLION OF SENIOR NOTES

Atlanta, Georgia — October 17, 2012 — In anticipation of the previously announced proposed acquisition of BWAY Parent Company, Inc. (the “Company”) by an affiliate of Platinum Equity through a merger of BOE Merger Corporation (“Merger Sub”) with and into the Company (the “Merger”), the Company announced today that Merger Sub intends to offer $375 million aggregate principal amount of senior PIK toggle notes due 2017 (the “Notes”). The obligations of Merger Sub under the Notes will be assumed by the Company by operation of law upon consummation of the Merger. The net proceeds from the offering of the Notes will be used to finance in part the consideration to be paid in the Merger, to refinance the Company’s existing indebtedness in connection with the Merger (including the Company’s outstanding 10.125%/10.875% Senior PIK Toggle Notes due 2015) and to pay fees and expenses related to the Merger and the associated financings.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and, unless so registered, may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

FORWARD-LOOKING STATEMENTS

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these statements. Forward-looking statements include information concerning the proposed Merger, including descriptions of the equity and debt financing transactions contemplated in connection with the consummation of the Merger (including the Notes offering). These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this filing, you should understand that these statements are not guarantees of performance or results, including the consummation of the Merger or the Notes offering. Many factors could affect our actual performance and results and could cause actual results to differ materially from those expressed in the forward-looking statements, including uncertainties associated with the proposed sale of the Company to affiliates of Platinum Equity, the anticipated timing of filings and approvals relating to the Merger and related transactions, the expected timing of completion of such transactions, the ability of third parties to fulfill their obligations relating to such transactions and the ability of the parties to satisfy the Merger closing conditions. Please refer to our filings with the SEC for a discussion of other factors that may affect future performance or results.

In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this document might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.